Exhibit 1.2

Execution Version

AMERICAN AIRLINES, INC.

Pass Through Certificates, Series 2025-1B

UNDERWRITING AGREEMENT

Dated: October 28, 2025

AMERICAN AIRLINES, INC.

Pass Through Certificates, Series 2025-1B

UNDERWRITING AGREEMENT

October 28, 2025

J.P. Morgan Securities LLC

270 Park Ave

New York, New York 10017

Deutsche Bank Securities Inc.

One Columbus Circle

New York, NY 10019

As Representatives of the Underwriters named in Schedule I hereto

Ladies and Gentlemen:

American Airlines, Inc., a Delaware corporation (the “Company”), proposes that Wilmington Trust Company, a Delaware trust company (“WTC”), acting not in its individual capacity but solely as pass through trustee (the “Trustee”) under the Pass Through Trust Agreement, dated September 16, 2014 (the “Basic Agreement”), as supplemented by the Company’s Pass Through Certificates, Series 2025-1B (the “Class B Certificates”) to be purchased hereunder by a Trust Supplement No. 2025-1B (the “Class B Trust Supplement”) between the Company and the Trustee (the Basic Agreement, as supplemented by the Class A Trust Supplement (as defined below) or the Class B Trust Supplement, as applicable, being referred to herein collectively as the “Trust Agreements”), issue and sell to the underwriters named in Schedule I hereto (collectively, the “Underwriters”) the Class B Certificates, each in the aggregate face amount and with the interest rate and final expected distribution date set forth on Schedule B hereto on the terms and conditions stated herein. The Company has offered $883,625,000 aggregate face amount of the Company’s Pass Through Certificates, Series 2025-1A (the “Class A Certificates” and, together with the Class B Certificates, the “Certificates”) to be purchased by a Trust Supplement No. 2025-1A (the “Class A Trust Supplement”).

The Class B Certificates will represent interests in the Company’s 2025-1B Pass Through Trust (the “Class B Trust”) and the Class A Certificates will represent interests in the Company’s 2025-1A Pass Through Trust (the “Class A Trust” and, together with the Class B Trust, the “Trusts”), each established pursuant to the applicable Trust Agreement to fund the purchase of equipment notes (the “Equipment Notes”) to be issued by the Company in connection with the financing of (a) two newly manufactured Airbus A321 XLR aircraft, currently scheduled for delivery to the Company during the period from October 2025 to December 2025, (b) twelve newly manufactured Boeing 737 MAX 8 aircraft, currently scheduled for delivery to the Company during the period from October 2025 to January 2026, (c) three newly manufactured Boeing 787-9 aircraft, currently scheduled for delivery to the Company during the period from October 2025 to December 2025, and (d) eight newly manufactured Embraer E175 aircraft, currently scheduled for delivery to the Company during the period from October 2025 to March 2026 (each such aircraft, an “Aircraft” and collectively, the “Aircraft”). Subject to the terms and conditions of the Note Purchase Agreement (as defined below) and the relevant participation agreement between the Company and WTC, as Trustee, Loan Trustee and Subordination Agent (each, a “Participation Agreement”), the Equipment Notes will be issued initially in two series under 25 separate Indenture and Security Agreements between WTC, as Loan Trustee (the “Loan Trustee”), and the Company (each, including any supplements thereto, an “Indenture” and, collectively, the “Indentures”).

The cash proceeds from the sale of the applicable Certificates by each Trust will be paid to Wilmington Trust, National Association (“WTNA”), acting as escrow agent (the “Escrow Agent”), under separate Escrow and Paying Agent Agreements, to be dated as of the Closing Date (as defined below), among the Escrow Agent, the Representatives, on behalf of the Underwriters, the Trustee of such Trust and WTC, as paying agent (the “Paying Agent”), for the benefit of the holders of the Certificates issued by such Trust (each, an “Escrow Agreement” and, collectively, the “Escrow Agreements”). The Escrow Agent will deposit such cash proceeds (the “Deposits”) with Sumitomo Mitsui Banking Corporation, acting through its New York Branch (the “Depositary”), in accordance with separate deposit agreements, to be dated as of the Closing Date, between the Escrow Agent and the Depositary relating to each Trust (each, a “Deposit Agreement” and, collectively, the “Deposit Agreements”), and will withdraw Deposits upon request to allow the Trustee of such Trust to purchase Equipment Notes in respect of the Aircraft from time to time pursuant to a Note Purchase Agreement, to be dated as of the Closing Date, among the Company, the Trustee, the Subordination Agent (as defined below), the Escrow Agent and the Paying Agent (the “Note Purchase Agreement”). With respect to each Certificate, the applicable Escrow Agent will issue a receipt to be attached to such Certificate (each an “Escrow Receipt”) representing a fractional undivided interest of the holder of such Certificate in amounts deposited with the Depositary on behalf of such Escrow Agent and will pay to such holders through applicable Paying Agent interest accrued on the Deposits and received by such Paying Agent pursuant to the applicable Deposit Agreement at a rate per annum equal to the interest rate applicable to such Certificate.

Certain amounts of interest payable on the applicable Certificates issued by each Trust will be entitled to the benefits of separate liquidity facilities. Natixis (the “Liquidity Provider”) and the Subordination Agent will enter into separate revolving credit agreements with respect to each Trust (each, a “Liquidity Facility” and, collectively, the “Liquidity Facilities”) to be dated as of the Closing Date, for the benefit of the holders of applicable Certificates. The Liquidity Provider and the holders of the Certificates will be entitled to the benefits of an Intercreditor Agreement, to be dated as of the Closing Date (the “Intercreditor Agreement”), among the Trustee, the Liquidity Provider and WTC, as subordination agent and trustee thereunder (the “Subordination Agent”).

As used herein, unless the context otherwise requires, the term “Underwriters” shall mean the firms named as Underwriters in Schedule I hereto, and the terms “you” and the “Representatives” shall mean J.P. Morgan Securities LLC (“JPM”) and Deutsche Bank Securities Inc. (“Deutsche Bank”).

Capitalized terms not otherwise defined in this underwriting agreement (this “Agreement”) shall have the meanings specified therefor in the Trust Agreements or the Intercreditor Agreement; provided that, as used in this Agreement, the term “Operative Documents” shall mean the Intercreditor Agreement, the Liquidity Facilities, the Participation Agreements, the Indentures, the Trust Agreements, the Escrow Agreements, the Deposit Agreements and the Note Purchase Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-269990) relating to the Company’s pass through certificates (including the Class B Certificates) and other securities (collectively, the “Securities”) and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations under the Securities Act, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” As provided in Section 3(a) hereof, promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Class B Certificates in accordance with the provisions of Rule 430B under the Securities Act (“Rule 430B”) and paragraph (b) of Rule 424 under the Securities Act (“Rule 424”). Any information included in such final prospectus that was omitted from the Original Registration Statement but that is deemed to be part of and included in such registration statement pursuant to Rule 430B(f) is referred to as the “Rule 430B Information.”

The term “Statutory Prospectus” means the preliminary prospectus supplement relating to the Class B Certificates that omits Rule 430B Information, together with the base prospectus included in the Original Registration Statement, and including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act immediately prior to the Applicable Time (as defined below).

The term “Final Prospectus” means the final prospectus supplement relating to the Class B Certificates and the base prospectus, collectively, in the form first filed pursuant to Rule 424(b) after the execution of this Agreement, which includes the Rule 430B Information, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.

Any reference to any amendment or supplement to the Final Prospectus shall be deemed to refer to and include any document incorporated by reference after the date of such Final Prospectus. Any reference to any amendment to the Registration Statement shall be deemed to include any document incorporated by reference after the effective time of such Registration Statement.

The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the public offering of the Class B Certificates.

The term “Applicable Time” shall mean 5:30 p.m. (New York Time) on October 28, 2025.

The terms of the public offering of the Class B Certificates are set forth in the General Disclosure Package relating thereto and the Final Prospectus. The term “General Disclosure Package” means the Statutory Prospectus and the Issuer Free Writing Prospectuses identified in items 1 and 2 of Schedule A hereto, all considered together.

1. Representations and Warranties. (a) The Company represents and warrants to, and agrees with, each Underwriter that:

(i) Form S-3 Eligibility. The Company meets the requirements for use of Form S-3 under the Securities Act.

(ii) Effective Registration Statement. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act (“Rule 405”)) eligible to use the Registration Statement as an automatic shelf registration statement; the Registration Statement has been filed with the Commission, became effective upon filing under Rule 462(e) under the Securities Act and is an “automatic shelf registration statement” as defined in Rule 405; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; no order preventing or suspending the use of the Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission; any request on the part of the Commission for additional information has been complied with to the reasonable satisfaction of counsel to the Underwriters, and the Final Prospectus containing the Rule 430B Information shall be filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). At the respective times the Original Registration Statement and each amendment thereto became effective, at any deemed effective date pursuant to Rule 430B(f)(2) and at the Closing Time (as defined below), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act (the “Securities Act Regulations”) and the Trust Indenture Act of 1939, as amended (the “TIA”), and the rules and regulations under the TIA. At the deemed effective date, pursuant to Rule 430B(f)(2), the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this Section 1(a)(ii) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein (the “Underwriter Information”) or to those parts of the Registration Statement constituting a Statement of Eligibility and Qualification under the TIA (Form T-1) of a trustee pursuant to an indenture. For purposes of this Agreement, the only Underwriter

Information shall be the statements with respect to the offering of the Class B Certificates by the Underwriters set forth in the third sentence of the second full paragraph and the fourth full paragraph under the caption “Underwriting” in the Statutory Prospectus and the Final Prospectus, the statements with respect to marketing activities by the Underwriters for the Class B Certificates set forth in the first and second sentences of the sixth full paragraph under the caption “Underwriting” in the Statutory Prospectus and the Final Prospectus and the statements with respect to stabilization and over-allotment of the Class B Certificates by the Underwriters (with respect to themselves only) set forth in the eleventh and twelfth full paragraphs under the caption “Underwriting” in the Statutory Prospectus and the Final Prospectus.

(iii) Final Prospectus and General Disclosure Package. Neither the Final Prospectus nor any amendments or supplements thereto, at the time the Final Prospectus or any such amendment or supplement is issued and at the Closing Time, will include an untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Final Prospectus will comply when filed with the Commission in all material respects with the Securities Act Regulations and each of the Statutory Prospectus and the Final Prospectus delivered to the Underwriters for use in connection with this offering was or will be, as the case may be, identical to the electronically transmitted copies thereof filed with the Commission’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T or required under Rule 424(e) under the Securities Act; the General Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement or the Statutory Prospectus or that will conflict with the information contained in the Final Prospectus that has not been superseded or modified; provided, however, that the representations and warranties in this Section 1(a)(iii) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information or to those parts of the Registration Statement constituting a Statement of Eligibility and Qualification under the TIA (Form T-1) of a trustee pursuant to an indenture.

(iv) Incorporated Documents. The General Disclosure Package and the Final Prospectus as delivered from time to time shall incorporate by reference (A) the most recent Annual Report on Form 10-K for the year ended December 31, 2024, filed by the Company with the Commission, (B) the Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, filed by the Company with the Commission, (C) each Current Report on Form 8-K filed (not furnished) by the Company with the Commission on or after January 1, 2025 and (D) such other reports as are specifically incorporated by reference in the General Disclosure Package and the Final Prospectus (the “Incorporated Documents”). The Incorporated Documents filed on or before the date hereof or hereafter are referred to herein as the “SEC Reports.” The Incorporated Documents at the time they were or hereafter are filed with the Commission, or if amended, as so amended, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the Commission thereunder (the “Exchange Act Regulations”).

(v) Financial Statements. The consolidated financial statements of the Company, together with the related schedules and notes, included in the SEC Reports and incorporated by reference in the Registration Statement and the Statutory Prospectus and to be incorporated by reference in the Final Prospectus, present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, comprehensive income, cash flows and stockholder’s equity of the Company and its consolidated subsidiaries throughout the periods specified; and said financial statements have been or will be prepared in conformity with generally accepted accounting principles as in effect in the United States of America (“GAAP”) applied on a consistent basis during the periods involved (except as indicated in the footnotes to such financial statements). The supporting schedules included in the SEC Reports and incorporated by reference in the General Disclosure Package and to be incorporated by reference in the Final Prospectus present fairly in accordance with GAAP the information required to be stated therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package and to be incorporated by reference in the Final Prospectus fairly presents the information called for in all material respects and is or will be prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vi) Independent Accountants. KPMG LLP, who audited the annual consolidated financial statements of the Company for each of the fiscal years ended December 31, 2024, 2023 and 2022 that are incorporated by reference in the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Securities Act Regulations and the Public Company Accounting Oversight Board.

(vii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Final Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or the earnings, results of operations or general affairs of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) and (B) there have been no transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole.

(viii) Good Standing of the Company. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under, or as contemplated by, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company has no “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X).

(ix) Capitalization. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by American Airlines Group Inc. (“AAG”) free and clear of any recorded liens, encumbrances, equities or claims.

(x) Air Carrier Certification. The Company (A) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a)(2), (B) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and (C) is a “citizen of the United States” as defined in 49 U.S.C. Section 40102(a)(15).

(xi) Authorization of Agreements; Binding Obligations. This Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party have been duly authorized by the Company. This Agreement has been duly executed and delivered by the Company and each Operative Document (subject to the satisfaction of conditions precedent set forth in the Note Purchase Agreement and the Participation Agreements) to which the Company is to be a party will be at or prior to the applicable Closing Date (as defined in the applicable Participation Agreement) duly executed and delivered by the Company. The Equipment Notes will be (subject to the satisfaction of conditions precedent set forth in the Note Purchase Agreement and the Participation Agreements) duly executed and delivered by the Company at or prior to the applicable Closing Date (as defined in the applicable Participation Agreement). Each Operative Document to which the Company is, or is to be, a party, when duly executed and delivered by the Company, assuming that such document constitutes the legal, valid and binding obligation of each other party thereto, constitutes or will constitute, as the case may be, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity. When executed, authenticated, issued and delivered in the manner provided for in the Escrow Agreement, the Escrow Receipt will be legally and validly issued and will be entitled to the benefits of the Escrow Agreement, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity. The Class B Certificates, the Equipment Notes, the Escrow Receipt and the Operative Documents will conform in all material respects to the descriptions thereof in the General Disclosure Package and the Final Prospectus.

(xii) Class B Certificates are Valid and Binding Obligations. When duly executed, authenticated and delivered by the Class B Trustee in accordance with the terms of the Trust Agreement relating to the Class B Trust and sold and paid for as provided in this Agreement, the Class B Certificates will be validly issued pursuant to the Trust Agreement relating to the Class B Trust and will constitute valid and binding obligations of the Class B Trustee, enforceable against the Class B Trustee in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity; and the holders of the Class B Certificates will be entitled to the benefits of the Trust Agreement relating to the Class B Trust.

(xiii) Equipment Notes are Valid and Binding Obligations. The Equipment Notes, when duly executed and delivered by the Company and when duly authenticated by the Loan Trustee in accordance with the terms of the applicable Indenture, will be duly issued under such Indenture and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and the holders thereof will be entitled to the benefits of such Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity.

(xiv) Absence of Defaults and Conflicts. The Company is not in violation of its charter or by-laws or other constituting or organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or other instrument binding upon the Company or to which any of the property or assets of the Company is subject, except for such defaults that would not reasonably be expected to result in a Material Adverse Effect and that would not affect the validity of the Equipment Notes or the Class B Certificates; and the execution and delivery by the Company of this Agreement, the Equipment Notes and the Operative Documents to which it is, or is to be, a party, the consummation by the Company of the transactions herein and therein contemplated, and the compliance by the Company with its obligations hereunder and thereunder and the terms hereof and thereof do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any agreement or other instrument binding upon the Company (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and that would not affect the validity of the Equipment Notes or the Class B Certificates), (ii) result in a violation of the provisions of the certificate of incorporation or by-laws, as amended, or other constituting or organizational document of the Company, or (iii) result in a violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except, in each case of this clause (iii), for such violations or defaults, that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and that would not affect the validity of the Equipment Notes or the Class B Certificates. As used herein, “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment prior to the stated maturity or date of mandatory redemption or repayment thereof of all or a portion of such indebtedness by the Company.

(xv) Absence of Labor Dispute. Other than as described in the General Disclosure Package and the Final Prospectus, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, which the Company expects to have a Material Adverse Effect.

(xvi) Payment of the Deposits. Payments of interest and principal in respect of the Deposits are not subject under the laws of the U.S. or any political subdivision thereof to any withholdings or similar charges or deductions.

(xvii) Absence of Proceedings. Other than as set forth in the General Disclosure Package and the Final Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries which, in the judgment of the Company, is likely to result in a Material Adverse Effect.

(xviii) Absence of Further Requirements. No consent, approval, authorization, order or license of, or filing with or notice to, any government, governmental instrumentality, regulatory body or authority or court, domestic or foreign, is required for the valid authorization, issuance and delivery of the Class B Certificates and the Equipment Notes, for the valid authorization, execution, delivery and performance by the Company of this Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party or for the consummation by the Company of the transactions contemplated by this Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party, except (A) such as has been already obtained or made, (B) such as are required under the Securities Act or the Securities Act Regulations or state securities or similar foreign laws in connection with the Registration Statement, (C) filings or recordings with respect to the Aircraft with the Federal Aviation Administration and registration with the International Registry and under the Uniform Commercial Code as in effect in Delaware and (D) as are disclosed in the General Disclosure Package and the Final Prospectus.

(xix) Investment Company Act. The Company is not, nor upon the issuance and sale of the Class B Certificates as contemplated by this Agreement and the application of the net proceeds therefrom as described in the General Disclosure Package and the Final Prospectus will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”), nor will any of the Trusts or the escrow arrangements relating to any Trust contemplated by the Escrow Agreements be required to register as an “investment company” as defined in the 1940 Act. In making the foregoing determination, the Trusts are relying upon the exemption from registration set forth in Rule 3a-7 under the 1940 Act, although additional exemptions or exclusions may be available to the Trusts.

(xx) Environmental Laws. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company (or, to the knowledge of the Company, any of its predecessors in interest), or at, upon or from any of the property now or previously owned or leased by the Company in violation of, and the Company has no liability under, any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit applicable to the Company, except for any violation, liability or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations, liabilities and remedial actions, a Material Adverse Effect; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind by the Company onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection or human health. In the ordinary course of its business, the Company conducts a periodic review of the effect of any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment, and hazardous and toxic substances and wastes, pollutants and contaminants (“Environmental Laws”) on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities have not had and would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxi) Insurance. The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

(xxii) Internal Controls. The Company maintains internal accounting controls which pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of its assets and that provide reasonable assurance (i) that transactions are executed in accordance with management’s authorization in all material respects, (ii) that transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on the financial statements, and (iv) that interactive data in eXtensible Business Reporting Language incorporated by reference in each of the General Disclosure Package and the Final Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company is not aware of any material weakness in its internal control over financial reporting that is reasonably likely to adversely affect its ability to record, process, summarize and report financial information.

(xxiii) Disclosure Controls and Procedures. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act) that have been designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.

(xxiv) No Unlawful Payments. Neither of the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has materially violated in the past five years or is in material violation of (1) laws relating to the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (2) laws relating to direct or indirect unlawful payments to any foreign or domestic government official or employee from corporate funds, (3) the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder or (4) laws relating to bribes, rebates, payoffs, influence payments, kickbacks or other unlawful payments. The Company has implemented compliance programs for purposes of (a) informing the appropriate officers and employees of the Company and its subsidiaries of the Company’s policies to ensure compliance with the laws described under (1) through (4) above, and (b) requiring such officers and employees to report to the Company any knowledge they may have of violations of the Company’s policies referred to above and no such reports have been made.

(xxv) No Brokerage Commission; Finder’s Fee. To the best of the Company’s knowledge after due inquiry, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any of the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xxvi) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(xxvii) Well-Known Seasoned Issuer. (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption provided by Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405; and (B) at the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405.

(xxviii) Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies and third parties, governmental or otherwise necessary to conduct the business now operated by it as described in the General Disclosure Package and the Final Prospectus, except for such failures to possess Licenses as would not, singly or in the aggregate, result in a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Licenses are valid and in full force and effect, except where the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxix) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxx) Sanctions. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Class B Certificates hereunder, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or any other person or entity, for the purpose of financing the activities of any person, that at the time of such financing, is subject to any U.S. sanctions administered by OFAC.

(xxxi) Appraiser Independence. None of Aircraft Information Services, Inc., BK Associates Inc. and Morten Beyer & Agnew, Inc. (each, an “Appraiser” and, collectively, the “Appraisers”) is an affiliate of the Company or, to the knowledge of the Company, has a substantial interest, direct or indirect, in the Company. To the knowledge of the Company, none of the officers and directors of any of such Appraisers is connected to the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

(b) The Depositary represents and warrants to, and agrees with, each Underwriter and the Company that:

(i) Registration Statement and Prospectus. The information pertaining to the Depositary set forth under the caption “Description of the Deposit Agreement—Depositary” (collectively, the “Depositary Information”) in the General Disclosure Package and the Final Prospectus, as amended and supplemented, does not contain any untrue statement of a material fact.

(ii) Existence; Corporate Power and Authority. The Depositary has been duly organized and is validly existing under the laws of Japan and is duly licensed to conduct banking business in the State of New York through its New York Branch, with corporate power and authority and legal right to own, lease and operate its property, to conduct its business as described in the Depositary Information and to enter into and perform its obligations under this Agreement and the Deposit Agreement.

(iii) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing with any governmental agency or body or any court is required for the valid authorization, execution and delivery by the Depositary of this Agreement and the Deposit Agreements and for the consummation of the transactions contemplated herein and therein, except such as have been obtained.

(iv) Due Authorization. The execution and delivery by the Depositary of this Agreement and the Deposit Agreements and the consummation of the transactions contemplated herein and therein have been duly authorized by the Depositary and will not violate any law, governmental rule or regulation or any of its organizational documents or any order, writ, injunction or decree of any court or governmental agency against it or the provisions of any indenture, loan agreement, contract or other instrument to which it is a party or is bound.

(v) Execution and Delivery. This Agreement has been duly executed and delivered by the Depositary, and the Deposit Agreements will be duly authorized, executed and delivered by the Depositary on or prior to the Closing Time.

(vi) Execution and Delivery of Deposit Agreement. The Deposit Agreement, when duly authorized, executed and delivered by the Depositary, assuming that the Deposit Agreements has been duly authorized, executed and delivered by, and constitute the legal, valid and binding obligation of, the Escrow Agent, will constitute the legal, valid and binding obligation of the Depositary, enforceable in accordance with its terms, except (x) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors’ rights generally and (y) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(viii) Absence of Proceedings. There are no pending or, to the knowledge of the Depositary, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of it) against or affecting it or any of its property before or by any court or administrative agency which, if adversely determined, (i) would adversely affect the ability of it to perform its obligations under the Deposit Agreements or (ii) would call into question or challenge the validity of the Deposit Agreements or the enforceability of the Deposit Agreements in accordance with the terms thereof, nor is it in default with respect to any order of any court, governmental authority, arbitration board or administrative agency so as to adversely affect its ability to perform its obligations under the Deposit Agreements.

(c) The parties hereto agree that any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby as of the date or dates indicated in such certificate.

2. Purchase and Sale; Closing. (a) On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to cause the Trustee to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trustee, at a purchase price of 100% of the face amount thereof, the aggregate face amount of Class B Certificates set forth opposite the name of such Underwriter in Schedule I hereto. Concurrently with the issuance of the Class B Certificates, the Escrow Agent shall issue and deliver to the Trustee the Escrow Receipt in accordance with the terms of the Escrow Agreement relating to the Class B Trust, which Escrow Receipt shall be attached to the related Class B Certificates.

(b) Payment of the purchase price for, and delivery of, the Class B Certificates (with attached Escrow Receipt) shall be made at the date, time and location or locations specified in Schedule II hereto, or at such other date, time or location or locations as shall be agreed upon by the Company and the Representatives, or as shall otherwise be provided in Section 7 hereof (such date being herein called the “Closing Date” and such time being herein called the “Closing Time”). Payment shall be made to or upon the order of the Trustee by federal funds wire transfer or transfer of other immediately available funds against delivery to the account of JPM at The Depository Trust Company (“DTC”) for the respective accounts of the several Underwriters of the Class B Certificates. Such Class B Certificates (with attached Escrow Receipt) shall be registered in the name of Cede & Co. or in such other names, and in such authorized denominations as the Representatives may request in writing at least two full business days before the Closing Time.

(c) The Company will pay to JPM at the Closing Time for the accounts of the Underwriters any fee, commission or other compensation which is specified in Schedule II hereto. Such payment will be made by federal funds wire transfer or transfer of other immediately available funds.

3. Covenants. The Company covenants with each Underwriter as follows:

(a) Immediately following the execution of this Agreement, the Company will (x) prepare the Final Prospectus that complies with the Securities Act and the Securities Act Regulations and which sets forth the aggregate face amount of the Class B Certificates and their terms not otherwise specified in the base prospectus relating to all offerings of pass through certificates under the Registration Statement, the name of each Underwriter participating in the offering and the aggregate face amount of the Class B Certificates that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Class B Certificates are to be purchased by the Underwriters from the Trustee, any initial public offering price, any selling concession and reallowance, and such other information as you and the Company deem appropriate in connection with the offering of the Class B Certificates and (y) file all material required to be filed by the Company with the Commission pursuant to Rule 433(d) within the time required by such rule. The Company will promptly transmit copies of the Final Prospectus to the Commission for filing pursuant to Rule 424 and will furnish to the Underwriters as many copies of the Final Prospectus as you shall reasonably request.

(b) During the period when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act (“Rule 173(a)”)) relating to the Class B Certificates is required to be delivered under the Securities Act or the Securities Act Regulations, the Company will promptly advise you of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Final Prospectus or any document that would as a result thereof be incorporated by reference in the Final Prospectus, (iii) any request by the Commission for any amendment of the Registration Statement or any amendment or supplement to the Final Prospectus or for any additional information relating thereto or to any document incorporated by reference therein, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Class B Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) If, at any time when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) relating to the Class B Certificates is required to be delivered under the Securities Act or the Securities Act Regulations, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Securities Act or the Securities Act Regulations, the Company will promptly prepare and file with the Commission, subject to paragraph (d) of this Section 3, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and the Company will use its reasonable efforts to have any such amendment to the Registration Statement or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Class B Certificates). Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 4 hereof.

(d) At any time when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) relating to the Class B Certificates is required to be delivered under the Securities Act or the Securities Act Regulations, the Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus, whether pursuant to the Exchange Act, the Securities Act or otherwise, will furnish you with copies of any such amendment or supplement or other documents proposed to be filed within a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you shall reasonably object.

(e) The Company has furnished or will furnish, if requested, to the Representatives and their counsel, without charge, conformed copies of the Original Registration Statement and of all amendments thereto, whether filed before or after such Registration Statement originally became effective (including exhibits thereto and the documents incorporated therein by reference) and the copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. So long as delivery of a Final Prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) by the Underwriters may be required by the Securities Act, the Company will furnish as many copies of any Statutory Prospectus, the Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request and the Final Prospectus and any amendments or supplements thereto furnished to each Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T or required under Rule 424(e).

(f) The Company shall use its reasonable efforts, in cooperation with the Underwriters, to qualify the Class B Certificates for offering and sale under the applicable securities laws of such states in the United States as the Underwriters may reasonably designate and will maintain such qualifications in effect so long as required in connection with the distribution of the Class B Certificates; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any such jurisdiction in which it is not otherwise so subject.

(g) The Company shall use the proceeds received by it from the sale of the Equipment Notes in the manner to be indicated in the Final Prospectus under “Use of Proceeds.”

(h) The Company shall cooperate with the Underwriters and use its reasonable efforts to permit the Class B Certificates to be eligible for clearance and settlement through the facilities of DTC.

(i) The Company, during the period when a Final Prospectus (or in lieu thereof, the notice referred to in Rule 173(a)) relating to the Class B Certificates is required to be delivered, will file promptly all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(j) The Company represents and agrees that, unless it obtains the prior consent of each Underwriter, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Class B Certificates that would constitute an “issuer free writing prospectus,” as defined in Rule 433 or that would otherwise constitute a “free writing prospectus” as defined in Rule 405. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 as applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(k) Between the date of this Agreement and the Closing Time, the Company will not, without the Representatives’ prior consent, offer, sell or enter into any agreement to sell any public debt securities registered under the Securities Act (other than the Class B Certificates and any Class A Certificates, if any) or any debt securities which may be sold in a transaction exempt from the registration requirements of the Securities Act in reliance on Rule 144A under the Securities Act and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Securities Act.

(l) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Original Registration Statement, any of the Class B Certificates remain unsold by the Underwriters, the Company will use its best efforts to file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Class B Certificates, in a form satisfactory to the Representatives. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, use its best efforts to file a new shelf registration statement relating to the Class B Certificates, in a form satisfactory to the Representatives and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Class B Certificates to continue as contemplated in the expired registration statement relating to the Class B Certificates. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

The Representatives agree that in the aggregate, the Class B Certificates will be widely offered. Each Underwriter and each other member of the underwriting group that offers or sells Class B Certificates agree that the Class B Certificates offered by such Underwriter and such other member of the underwriting group will be primarily offered in the United States to United States persons. The term “United States person” shall have the meaning set forth in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

4. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Class B Certificates pursuant to this Agreement shall be subject to the accuracy of and compliance with the representations and warranties of the Company contained herein as of the date hereof and as of the Closing Time, to the accuracy of the statements of the Company’s officers made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) At the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

(b) At the Closing Time, the Underwriters shall have received:

(1) Opinions and a negative assurance letter, each dated as of the Closing Date, of Latham & Watkins LLP, as counsel for the Company, each in form and substance reasonably satisfactory to the Representatives.

(2) An opinion, dated as of the Closing Date, from Morris James LLP, counsel for (i) WTC, individually, and as Subordination Agent, Trustee and Loan Trustee and (ii) WTNA, as Escrow Agent, in form and substance reasonably satisfactory to the Representatives.

(3) An opinion, dated as of the Closing Date, from Pillsbury Winthrop Shaw Pittman LLP, special New York counsel for the Liquidity Provider, in form and substance reasonably satisfactory to the Representatives.

(4) An opinion, dated as of the Closing Date, from De Pardieu Brocas Maffei A.A.R.P.I., special French counsel for the Liquidity Provider, in form and substance reasonably satisfactory to the Representatives.

(5) An opinion, dated as of the Closing Date, from Pillsbury Winthrop Shaw Pittman LLP, special New York counsel for the Depositary, in form and substance reasonably satisfactory to the Representatives.

(6) An opinion, dated as the Closing Date, from Yumoto, Ota & Miyazaki, special Japanese counsel for the Depositary, in form and substance reasonably satisfactory to the Representatives.

(7) An opinion and a negative assurance letter, each dated as of the Closing Date, from Milbank LLP, counsel for the Underwriters, each in form and substance reasonably satisfactory to the Representatives.

(c) At the Closing Date, there shall not have been, since the respective dates as of which information is given in the General Disclosure Package and the Final Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the President, an Executive Vice President, a Senior Vice President or a Vice President of the Company, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 1(a) hereof are true and correct with the same force and effect as though made at such Closing Time and (iii) the Company has complied in all material respects with all of the agreements applicable to it contemplated herein and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(d) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, neither Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business nor Moody’s Investor Service, Inc. shall have downgraded the rating accorded any of the Company’s securities (except for any pass through certificates) or announced that any probable downgrading of such rating is about to occur in the near future.

(e) Promptly after the execution of this Agreement and also at the Closing Time, the Underwriters shall have received from KPMG LLP a letter or letters, dated as of the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to certain financial statements and certain financial information contained or incorporated by reference in the General Disclosure Package and the Final Prospectus.

(f) At the Closing Time, each of the Intercreditor Agreement, the Liquidity Facilities, the Trust Agreements, the Escrow Agreements, the Deposit Agreements and the Note Purchase Agreement shall have been executed and delivered by each party thereto; the representations and warranties of the Company contained in such agreements shall be accurate as of the Closing Time and the Underwriters shall have received a certificate of the President, an Executive Vice President, a Senior Vice President or a Vice President of the Company, dated as of the Closing Date, to such effect.

(g) Promptly after the execution of this Agreement and also at the Closing Time, each of the Appraisers shall have furnished to the Underwriters a letter from such Appraiser, addressed to the Company and dated the respective date of delivery thereof, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Company or any of its affiliates, (ii) does not have any substantial interest, direct or indirect, in the Company or any of its affiliates and (iii) is not connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

(h) The Class B Certificates shall have received ratings equal to or higher than the ratings indicated in the free writing prospectuses identified as Item 2 in Schedule A hereto from the nationally recognized statistical rating organizations named therein.

(i) On the Closing Date, the Depositary shall have furnished to the Underwriters a certificate of the Depositary, signed by an officer of the Depositary, dated as of the applicable date, to the effect that the representations and warranties of the Depositary contained in Section 1(b) hereof are true and correct with the same force and effect as though made on such Closing Date.

(j) The Company shall have furnished to the Underwriters and their counsel, in form and substance satisfactory to them, such other documents, certificates and opinions as such counsel may reasonably request for the purpose of enabling such counsel to pass upon the matters referred to in subsection (b)(7) of this Section 4 and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company theretofore to be performed, or the compliance with any of the conditions herein contained.

(k) On the Closing Date, the Class A Certificates shall have been duly issued.

All such opinions, certificates, letters and documents shall be deemed to be in compliance with the provisions hereof only if they are in all respects satisfactory to the Underwriters and their counsel.

If any condition specified in this Section 4 shall not have been fulfilled when and as required to be fulfilled, other than by reason of any default by any Underwriter, such failure to fulfill a condition may be waived by the Underwriters, or this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Sections 5, 6 and 8 hereof, which provisions shall remain in effect notwithstanding such termination.

5. Payment of Expenses. The Company shall, upon demand, pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) expenses relating to the preparation, printing, filing and distribution of the Statutory Prospectus, the Final Prospectus, the Registration Statement and each Permitted Free Writing Prospectus and any amendments thereof or supplements thereto, (ii) expenses relating to the preparation, printing and distribution of this Agreement, the Class B Certificates, the Equipment Notes, the Operative Documents, any Underwriter’s Questionnaire or related matters, the blue sky survey and any legal investment survey by the Underwriters’ counsel, (iii) expenses relating to the issuance and delivery of the Class B Certificates to the Underwriters, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) expenses of qualifying the Class B Certificates under state securities laws in accordance with Section 3(f) hereof, including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the blue sky survey and any legal investment survey, (vi) the fees and expenses of the Trustee, the Subordination Agent, the Loan Trustee, the Escrow Agent, the Paying Agent and the Depositary, and the fees and disbursements of their respective counsel, (vii) any fees charged by rating agencies for rating the Class B Certificates, (viii) all costs and expenses related to review by the Financial Industry Regulatory Authority, Inc. of the Class B Certificates (including filing fees and the fees and expenses of counsel for the Underwriters relating to review), (ix) any costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Class B Certificates, (x) certain reasonable fees and expenses of counsel for the Underwriters, and (xi) the fees and expenses, if any, incurred in connection with the listing of the Class B Certificates on any securities exchange. The Company will also cause to be paid all expenses incident to the performance of its obligations under the Equipment Notes and the Operative Documents and each of the other agreements and instruments referred to therein.

If this Agreement is terminated by you in accordance with the provisions of Section 4 or Section 9(i) hereof, the Company shall, upon demand, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred by them in connection with the offering contemplated by this Agreement.

6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates and their respective directors and officers, and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment to the Registration Statement), or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) arise out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the General Disclosure Package or in the Final Prospectus or in any amendment thereof or supplement thereto or in any Issuer Free Writing Prospectus or any amendment thereof, or arise out of or are based upon the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, in each case, agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission (a) made therein in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by or on behalf of such Underwriter specifically for use in the Registration Statement (or any amendment thereto) or any Issuer Free Writing Prospectus (or any amendment thereto) or the General Disclosure Package or the Final Prospectus (or any amendment or supplement thereto) or (b) made in those parts of the Registration Statement constituting a Statement of Eligibility under the TIA of a trustee on Form T-1, and (ii) the Company shall not be liable for any loss, liability or expense of any settlement or compromise of or consent to entry of judgment with respect to, any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if such settlement or compromise of or consent to entry of judgment with respect thereto is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld), except to the extent that such consent is not required pursuant to Section 6(d) hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages, liabilities and expenses described in the indemnity contained in Section 6(a) hereof, but only with respect to untrue statements or alleged untrue statements or omissions or alleged omissions made in the Registration Statement (or any amendment thereto), any Permitted Free Writing Prospectus, the General Disclosure Package, or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information; provided, however, that the Underwriters shall not be liable for any loss, liability or expense of any settlement or compromise of or consent to entry of judgment with respect to, any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if such settlement or compromise of or consent to entry of judgment with respect thereto is effected without the prior written consent of the Underwriters (which consent shall not be unreasonably withheld), except to the extent that such consent is not required pursuant to Section 6(d) hereof. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under Section 6(a) or (b) hereof of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 6(a) or (b) hereof, notify the indemnifying party or parties in writing of the commencement thereof; but the omission so to notify the indemnifying party or parties will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 6(a) or (b) hereof. In case any such action is brought against any indemnified party and it notifies the indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent that such indemnifying party or parties may elect, by written notice delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if, in the reasonable judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. Upon receipt of notice from the indemnifying party or parties to such indemnified party of the election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party or parties will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) or (b), as applicable) of this Section 6 who are parties to such action in addition to one local counsel in each jurisdiction, (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). It is understood that all such fees and expenses of counsel for the indemnified party for which the indemnifying party is liable shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of, or consent to entry of judgment with respect to, any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement or compromise of, or consent to entry of judgment with respect to, includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel payable pursuant to this Section 6, such indemnifying party agrees that it shall be liable for any settlement, compromise or consent to entry of judgment of the nature contemplated by clause (ii) of the proviso in Section 6(a) hereof and the proviso in Section 6(b) hereof effected without its written consent if (i) such settlement, compromise or consent to entry of judgment is entered into more than 45 days after receipt by such indemnifying party of the aforesaid notice of request, (ii) such indemnifying party shall have received notice of the terms of such settlement, compromise or consent to entry of judgment at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, compromise or consent to entry of judgment.

(e) If the indemnification provided for in paragraph (a) or (b) of this Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Class B Certificates pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Class B Certificates pursuant to this Agreement shall be deemed to be in the same proportion as the total proceeds from the offering of the Class B Certificates pursuant to this Agreement (net of underwriting discounts and commissions paid to the Underwriters but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters in each case as set forth on the cover of the Final Prospectus, bears to the aggregate initial public offering price of the Class B Certificates as set forth on such cover. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 6 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Class B Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the face amount of Class B Certificates set forth opposite their respective names in Schedule I hereto and not joint.

7. Default. If any one or more Underwriters shall fail at the Closing Time to purchase and pay for any of the Class B Certificates agreed to be purchased by such Underwriter or Underwriters pursuant to this Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the aggregate face amount of Class B Certificates specified to be purchased by each of them in Schedule I hereto bears to the aggregate face amount of Class B Certificates to be purchased by all the remaining Underwriters) the Class B Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate face amount of Class B Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate face amount of Class B Certificates to be purchased pursuant to this Agreement, the remaining Underwriters shall have the right, but not the obligation within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of such Class B Certificates, and if such nondefaulting Underwriters do not complete such arrangements within such 24 hour period, then this Agreement will terminate without liability to any nondefaulting Underwriters or the Company. In the event of any such termination, the provisions of Sections 5, 6 and 8 hereof shall remain in effect. In the event of a default by any Underwriter as set forth in this Section 7 that does not result in a termination of this Agreement, the Closing Time shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriters or the Company shall determine in order that the required changes in the General Disclosure Package and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any nondefaulting Underwriters for damages occasioned by its default hereunder.

8. Representations, Warranties, Covenants, Indemnities and Agreements to Survive Delivery. All representations, warranties, covenants, indemnities and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any Underwriter, its affiliates, their respective directors and officers or any controlling person of either and shall survive delivery of any Class B Certificates to the Underwriters.

9. Termination. This Agreement may be terminated immediately upon notice from you to the Company at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement and the Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or any material adverse change in the financial markets in the United States or in the international financial markets or any other calamity or crisis the effect of any of which on the financial markets is such as to make it, in your judgment, impracticable to market the Class B Certificates or enforce contracts for the sale of the Class B Certificates, or (iii) if trading in the securities of AAG or the Company has been suspended by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchange or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, the provisions of Sections 5, 6 and 8 hereof shall remain in effect.

10. Notices. All notices and other communications hereunder shall be in writing and effective only upon receipt, and, (a) if sent to the Representatives on behalf of the Underwriters, will be mailed or transmitted by any standard form of telecommunication to J.P. Morgan Securities LLC, 270 Park Ave, New York, New York 10017, Attention: Investment Grade Syndicate Desk, Facsimile: (212) 834-6081 with a copy to: Deutsche Bank Securities Inc., 1 Columbus Circle, New York, New York 10019, Attention: General Counsel, 19th Floor, Facsimile: (646) 374-1071, and (b) if sent to the Company, will be mailed or transmitted by any standard form of telecommunication to the Company at 1 Skyview Drive, Fort Worth, Texas 76155, attention of the Treasurer.

11. Certain Matters Relating to ICBC.

(a) Due to certain restrictions imposed under the U.S. Bank Holding Company Act, ICBC Standard Bank plc (“ICBC”) shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase Class B Certificates that may be offered or sold by other Underwriters in the United States of America; provided that the foregoing shall not in any way limit ICBC’s commitment to purchase Class B Certificates pursuant to this Agreement. ICBC hereby represents, warrants and agrees that it shall offer, sell and otherwise distribute Class B Certificates constituting its allotment solely outside the United States of America.

(b) Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding between the Company and ICBC, each of the Company and ICBC acknowledges that any liability of any EEA Financial Institution (as defined below) arising under this Agreement, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority (as defined below) and agrees and consents to, and acknowledges and agrees to be bound by:

(i)	the application of any write-down or conversion powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable by such EFA Financial Institution; and

(ii)	the effects of any Bail-in Action (as defined below) on any such liability, including, if applicable:

(x)	a reduction, in full or in part, of any such liability;

(y)

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent, or a bridge institution and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(z)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

“Bail-in Action” means the application of any write-down or conversion powers by an EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“EEA Financial Institution” means (1) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, including ICBC, (2) any entity established in an EEA Member Country which is a parent of an institution described in clause (1) of this definition, or (3) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (1) or (2) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 6 hereof and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons, affiliates and officers and directors and their successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Class B Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

13. No Fiduciary Duty. The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Class B Certificates contemplated hereby (including in connection with determining the terms of such offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any of its subsidiaries. Additionally, no Underwriter is advising the Company or any of its subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of the Class B Certificates or the process leading thereto (irrespective of whether the Underwriter has advised or is advising AAG or the Company on other matters). Each Underwriter advises that it and its affiliates are engaged in a broad range of securities and financial services and that it and its affiliates may enter into contractual relationships with purchasers or potential purchasers of the securities of the Company or its affiliates and that some of these services or relationships may involve interests that differ from those of the Company and need not be disclosed to the Company, unless otherwise required by law. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company or any of its subsidiaries or affiliates with respect thereto. Any review by any Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter and shall not be on behalf of the Company. The Company waives, to the fullest extent permitted by law, any claims it may have against each Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that no Underwriter shall have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim.

14. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

15. Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a) The Company agrees that any suit or proceeding arising in respect of this Agreement or the Underwriters’ engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts. Each of the parties to this Agreement agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

(b) Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert, by stay of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, that such action or proceeding is brought in an inconvenient forum, or that venue for the action or proceeding is improper.

(c) Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17. Recognition of the U.S. Special Resolutions Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this section, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

19. Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

20. Entire Agreement. This Agreement, together with any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Class B Certificates, represents the entire agreement among the Company and the Underwriters with respect to the subject matter hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and each Underwriter in accordance with its terms.

Very truly yours,

AMERICAN AIRLINES, INC.

By:	/s/ Clemens Metz
Name: Clemens Metz
Title: Vice President and Treasurer

Underwriting Agreement Signature Page

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written:

J.P. MORGAN SECURITIES LLC

acting individually and as Representative
of the Underwriters named in Schedule I hereto

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

Underwriting Agreement Signature Page

DEUTSCHE BANK SECURITIES INC.

acting individually and as Representative of the Underwriters named in Schedule I hereto

By:	/s/ Rafael Kuhn
Name: Rafael Kuhn
Title: Managing Director

By:	/s/ Josh Warren
Name: Josh Warren
Title: Managing Director

Underwriting Agreement Signature Page

SUMITOMO MITSUI BANKING CORPORATION, acting through its New York Branch as Depositary

By:	/s/ Laurent Levy
Name: Laurent Levy
Title: Managing Director

Underwriting Agreement Signature Page

SCHEDULE A

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Schedule of Issuer Free Writing Prospectuses

1.	A first Issuer Free Writing Prospectus, used on October 27, 2025, containing the investor presentation of the Company.

2.	A second Issuer Free Writing Prospectus, dated October 28, 2025, containing the terms of the Class B Certificates (substantially in the form of Schedule C hereto).

SCHEDULE B

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Agreement

Class of Pass Through Certificates	Aggregate Face Amount	Interest Rate	Final Expected Distribution Date
Class B Certificates	$220,909,000	5.650%	November 11, 2034

SCHEDULE C

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Agreement

American Airlines, Inc.

$220,909,000 Pass Through Certificates, Series 2025-1B

Pricing Term Sheet, dated October 28, 2025 to the preliminary prospectus supplement dated October 27, 2025 (as supplemented, the “Preliminary Prospectus Supplement”) of American Airlines, Inc. (“American”).

The information herein supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement.

Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus Supplement.

Securities:	Pass Through Certificates, Series 2025-1B (“Class B Certificates”)
Amount:	$220,909,000
Price to Public:	100%
CUSIP:	02377PAA3
ISIN:	US02377PAA30
Coupon/Stated Interest Rate:	5.650%
Make-Whole Spread Over Treasuries:	0.30%
Available Amount under the Liquidity	$18,722,038
Facilities at May 11, 2026[1]:
Initial “Maximum Commitment” under the Liquidity Facilities:	$18,722,038
Underwriters’ Purchase Commitments:
J.P. Morgan Securities LLC	$48,599,000
Deutsche Bank Securities Inc.	$39,764,000
BNP Paribas Securities Corp.	$26,509,000
Barclays Capital Inc.	$10,007,000
BofA Securities, Inc.	$10,007,000
Citigroup Global Markets Inc.	$10,007,000
Credit Agricole Securities (USA) Inc.	$10,007,000
Goldman Sachs & Co. LLC	$10,007,000

[1]

The first Regular Distribution Date that occurs after the currently scheduled delivery month of the last New Aircraft to be delivered to American, assuming that all Aircraft have been financed in accordance with the terms and conditions of the Note Purchase Agreement prior to such Regular Distribution Date and that all interest and principal due on or prior to such Regular Distribution Date have been paid.

Morgan Stanley & Co. LLC	$10,007,000
MUFG Securities Americas Inc.	$10,007,000
SMBC Nikko Securities America, Inc.	$10,007,000
Loop Capital Markets LLC	$4,993,000
ICBC Standard Bank Plc	$4,993,000
Mizuho Securities USA LLC	$4,993,000
Natixis Securities Americas LLC	$4,993,000
NatWest Markets Securities Inc.	$2,828,000
U.S. Bancorp Investments, Inc.	$2,187,000
BOK Financial Securities, Inc.	$994,000
Underwriting Commission:	$2,209,090
Percentage Concession to	0.50%
Underwriters:
Discount to Brokers/Dealers:	0.25%
Settlement*:	November 12, 2025 (T+10), the tenth business day after the date hereof

The issuer has filed a registration statement (including a prospectus) and a related prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request them by calling J.P. Morgan Securities LLC, collect at 1 (212) 834-4533, Deutsche Bank Securities Inc., toll-free at 1 (800) 503-4611 or BNP Paribas Securities Corp., toll free at 1 (800) 854-5674.

*It is expected that delivery of the Class B Certificates will be made against payment therefore on or about November 12, 2025, which is the tenth business day following the date hereof (such settlement cycle being referred to as “T+10”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Class B Certificates on any date prior to their date of initial delivery of such Class B Certificates will be required, by virtue of the fact that the Class B Certificates initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

SCHEDULE I

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Underwriting

Agreement

AMERICAN AIRLINES, INC.

Face amount of Class B Certificates
J.P. Morgan Securities LLC	$48,599,000
Deutsche Bank Securities Inc.	$39,764,000
BNP Paribas Securities Corp.	$26,509,000
Barclays Capital Inc.	$10,007,000
BofA Securities, Inc.	$10,007,000
Citigroup Global Markets Inc.	$10,007,000
Credit Agricole Securities (USA) Inc.	$10,007,000
Goldman Sachs & Co. LLC	$10,007,000
Morgan Stanley & Co. LLC	$10,007,000
MUFG Securities Americas Inc.	$10,007,000
SMBC Nikko Securities America, Inc.	$10,007,000
Loop Capital Markets LLC	$4,993,000
ICBC Standard Bank Plc	$4,993,000
Mizuho Securities USA LLC	$4,993,000
Natixis Securities Americas LLC	$4,993,000
NatWest Markets Securities Inc.	$2,828,000
U.S. Bancorp Investments, Inc.	$2,187,000
BOK Financial Securities, Inc	$994,000

Total	$220,909,000

All notices to the Underwriters shall be sent to the Representatives as follows:

J.P. Morgan Securities LLC

270 Park Ave

New York, New York 10017

Attention: Investment Grade Syndicate Desk

Deutsche Bank Securities Inc.

1 Columbus Circle,

New York, New York 10019

Attention: Debt Capital Markets Syndicate

SCHEDULE II

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Agreement

AMERICAN AIRLINES, INC.

Underwriting fees, discounts, commissions or other compensation: $2,209,090

Closing date, time and location:	10:00 A.M. on November 12, 2025 at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas New York, NY 10020